Filed Pursuant To Rule 433

Registration No. 333-209926

May 10, 2016

Institutional ETF Toolkit
FOR INVESTMENT PROFESSIONAL USE ONLY. Not for use with the public.
STATE STREET GLOBAL ADVISORS®

Table of Contents
1. ETF Industry and Trends
2. Institutional ETF Case Studies
3. Capital Markets Capabilities
4. Fixed Income ETFs
5. SPDR® Institutional Team Resources
Appendices
Appendix A: Standard Performance
Appendix B: Delta One Vehicle Comparison Appendix C: Structured Funds Comparison Appendix D: Important Disclosures
The information contained in this document is current as of the date presented unless otherwise noted.
STATE STREET GLOBAL ADVISORS®

ETF Industry and Trends
STATE STREET GLOBAL ADVISORS®

Global ETP Market Overview
5,788 Global ETPs | $3 Trillion AUM
The Americas
EMEA
Asia Pacific ETP Assets ETP Assets ETP Assets # of ETPs ($B) # of ETPs ($B)
# of ETPs
($B)
Canada
410
74
Europe 2,474 527 Asia ex-Japan 728 66 USA 1,868 2,184
Middle East
Latin America
40 6 and Africa 99 4 Japan 169 140 Total 2,318 2,264 Total 2,573 531 Total 897 206
Source: Morningstar, SSGA, as of March 31, 2016.
STATE STREET GLOBAL ADVISORS®

Global Family of SPDR ETFs
State Street pioneered the ETF market in 1993 by launching the first US listed ETF
SSGA is the 3rd largest global manager of ETFs with $429.819 billion* in US ETF assets and $456.337 billion* in total global ETF assets
SPDR ETFs represent 268 global offerings including 159 US listed ETFs and 109 non-US listed ETFs
$456 Billion* in Global ETF Assets Under Management
Asset Allocation Commodity $401 M $32,572 M Fixed Income $48,938 M Equity $374,426 M Global ETF Assets Under Management Number Region of Domicile Country of Domicile of ETFs Assets ($M) Americas United States 159
429,819 EMEA Ireland 89 14,064 Australia 16 3 APAC Hong Kong 2 9,468 Singapore
2
2,983
Total
268
456,337
Source: Morningstar, SSGA, as of March 31, 2016.
* This AUM includes the assets of the SPDR Gold Trust (approx. $32.57 billion (as of March 31, 2016) with respect to which State Street Global Markets, LLC (SSGM) serves as marketing agent;
SSGM and State Street Global Advisors are affiliated. These figures also include the AUM of SPDR® S&P® MidCap 400 ETF (approx. $15.34 billion as of March 31, 2016). Sectors are as of the date indicated, are subject to change, and should not be relied upon as current thereafter.
STATE STREET GLOBAL ADVISORS®

How Institutions Use ETFs Application Objective Potential ETF Solution Cash Equitization
Remain fully invested while maintaining liquidity
ETFs are an attractive alternative solution to futures due to their transparency, lack of documentation and roll slippage
Tactical Adjustments Over or underweight certain market segments based on short term outlook
ETFs represent virtually every asset class and offer efficient vehicles for implementing a tactical idea
Transitions Maintain market exposure while searching for a new manager
Invest the proceeds of a manager liquidation in an ETF which tracks the appropriate benchmark until new manager has been selected
Rebalancing Increase the speed and efficiency of rebalancing across the asset allocation
ETFs can make rebalancing more efficient due to their intraday liquidity than moving assets from illiquid managers
Asset Class Exposure Establish exposure to a difficult to reach market segment
There are a variety of ETFs which provide potential exposure to difficult to reach asset classes
Liquidity Management Increase liquidity in overall asset allocation without changing allocation
Use ETFs for a given percentage of each asset class to provide a liquidity buffer across the asset allocation Portfolio Completion
Fill any asset allocation holes without engaging a new investment manager
Use an ETF to gain potential exposure to an asset class that is underrepresented in the asset allocation Fixed Income Duration and Credit Adjustments
Tweak duration and credit exposure to meet specified targets
Fixed Income ETFs help provide an efficient means to adjust duration and credit exposure
Taxable Institutional Plans Implement desired asset allocation regardless of plan size
Implement an asset allocation efficiently using ETFs. Advantages include no minimum fees and simplified rebalancing
Transfer of Assets
Add portfolio liquidity by replacing individual bonds with Fixed Income ETFs, or redeem Fixed Income ETFs for individual bonds
Fixed Income ETFs can be used to replace individual bonds within a manager’s portfolio or exchanged for a list of bonds published by the ETF provider
For discussion purposes only. The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. All material has been obtained from sources believed to be reliable. There is no representation or warranty as to the accuracy of the information and State Street shall have no liability for decisions based on such information.
There can be no assurance that a liquid market will be maintained for ETF shares.
STATE STREET GLOBAL ADVISORS®

Institutional ETF Case Studies
STATE STREET GLOBAL ADVISORS®

7

Multi-Factor Emerging Markets Exposure
CHALLENGE: Accessing multi factor exposure to core emerging markets SOLUTION: Allocate to MSCI Emerging Markets Quality Mix ETF
MSCI Quality Mix*
33.33%
33.33%
33.33%
MSCI Value Weighted Indexes
MSCI Quality Indexes
MSCI Minimum Volatility Indexes
Weighted according to four fundamental variables (Sales, Earnings, Cash Flow, Book Value)
Weights derived from market cap times a quality score based on D/E, ROE, earnings variability
Constructed using minimum variance optimization
Semi-annual rebalancing
Semi-annual rebalancing Semi-annual rebalancing
ETF BENEFITS:
Liquid, transparent exposure to 3 underlying factors (quality, low volatility, value) in one trade
ETF Name
Ticker
SPDR MSCI Emerging Markets Quality Mix ETF
QEMM
Source: * MSCI.
Weights are as of the date indicated, are subject to change, and should not be relied upon as current thereafter. There can be no assurance that a liquid market will be maintained for ETF shares.
The information contained above is for illustrative purposes only. The information provided does not constitute investment advice and it should not be relied on as such.
STATE STREET GLOBAL ADVISORS®

Adjust Duration, Credit Quality and Yield

CHALLENGE: Managing Fixed Income in an uncertain rate environment

SOLUTION: Allocate to short term fixed income ETFs for potential yield enhancement

Tier One Corporate Floating Rate Note Spread Curve Illustrates Yield & Capital Gain Advantage of Maturity Extension



Spread to Libor (bps)
80
70
60
50
40
30
20
10
0
2a7 Money Market Space
13-month maturity wall
Ultra Short Universe
Capital Appreciation Opportunities: As securities roll down in maturity they become eligible for purchase by 2a7 funds. This latent demand can cause spreads to narrow and create opportunities for capital appreciation.
1
2
3
4
5
Years to Maturity

ETF BENEFITS:

- Potential to provide intraday liquidity and T+3 settlement
- Seeks to offer greater diversification and potential trading efficiency over underlying bonds

ETF Name	Ticker	Adjusted Duration (Years)*	30 Day SEC Yield**	Gross Expense Ratio
SPDR Barclays Short Term Corporate Bond ETF	SCPB	1.88	1.85%	0.12%
SPDR SSGA Ultra Short Term Bond ETF	ULST	0.30	0.87%	0.20%

Source: * Bloomberg, as of March 31, 2016.
** SSGA, as of March 31, 2016.
Diversification does not ensure a profit or guarantee against loss.
There can be no assurance that a liquid market will be maintained for ETF shares.
The information contained above is for illustrative purposes only and should not be construed as investment advice.
30 Day SEC Yield (Standardized Yield) - An annualized yield that is calculated by dividing the investment income earned by the fund less expenses over the most recent 30-day period by the current maximum offering price. **Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. Visit spdrs.com for most recent month-end performance.**

STATE STREET GLOBAL ADVISORS

9

Exposure to Difficult to Access Asset Classes
CHALLENGE: Getting tactical exposure to inefficient, illiquid and operationally complex senior loans
SOLUTION: Using an actively managed ETF to help gain efficient exposure to the senior loans
ACTIVE MANAGEMENT
ETF STRUCTURE
Fundamental Research:
Liquid
30 analysts across sectors
Tax-Efficient
Broad Access:
Transparent
A leading participant in
SRLN
primary syndications
Portfolio Oversight:
Dedicated portfolio and risk management team
ETF BENEFITS:
Potential for T+3 settlement, transparent on screen markets and historically tight bid ask spreads
Seeks to provide access to one of the largest senior loan investors in the world
Gross Expense
Inception
Assets
30 Day ADV
Bid/Ask Spread
ETF Name
Ticker
Ratio*
Date*
($M)*
($)**
($)***
SPDR Blackstone/GSO Senior Loan ETF
SRLN
70 bps
4/3/2013
797.16
6,566,087
0.04
Source: *SSGA, as of March31, 2016.
** SSGA, as of March 31, 2016.
*** Arcavision, as of March 31, 2016.
There can be no assurance that a liquid market will be maintained for ETF shares.
Passive management and the creation/redemption process can help minimize capital gains distributions.
The information contained above is for illustrative purposes only and should not be construed as investment advice.
STATE STREET GLOBAL ADVISORS®

Fixed Income Transition
CHALLENGE: Client seeking liquid and cost efficient interim high yield beta during transition to an active manager
SOLUTION: Using a liquid high yield ETF to gain the exposure instead of illiquid bond market or onerous swap market
180bps
160bps
140bps
120bps
100bps
80bps
60bps
40bps
20bps
0bps
ETF Bid/Offer Spread**
Underlying Bid/Offer Spread***
ETF BENEFITS:
Potential to achieve trading efficiency and able to fund active manager position via bonds through in-kind redemption
May provide the opportunity to fund active manager position via bonds through in-kind redemption
Average Notional Size at
ETF Name
Ticker
Assets ($M)*
30 Day ADV ($)**
Bid/Ask ($)**
SPDR Barclays High Yield Bond ETF
JNK
12,199
370,536,053
1,997,085
Source: * SSGA, as of March 31, 2016.
** Bloomberg, as of March 31, 2016.
There can be no assurance that a liquid market will be maintained for ETF shares.
The information contained above is for illustrative purposes only and should not be construed as investment advice.
STATE STREET GLOBAL ADVISORS®

Deferred Compensation and Other Taxable Plans
CHALLENGE: Mirroring broader asset allocation for smaller, taxable pools SOLUTION: Using ETFs to build a portfolio in a low cost, tax-efficient manner
Cash
Real Estate
3%
4%
Other
11%
Equity
39%
Debt
43%
Gross Expense
Weight
Asset Type
Ticker
Ratio (bps)*
(%)
SPY
10.98
20
Equity
CWI
34.00
19
BNDS
10.00
25
Debt
BWX
50.00
9
IBND
50.00
9
GAL
35.00
3
GLD®
40.00
3
Other
CWB
40.00
3
JNK
40.00
2
Cash & Short Term
FLRN
15.00
3
Real Estate
RWO
50.00
4
Weighted Average Expense Ratio:
26.86 bps
ETF BENEFITS:
ETFs seek to replicate DB and DC asset pools with no minimums, low expense ratios and higher tax efficiency than other vehicles
Source: Towers Watson, “2014 Asset Allocations in Fortune 1000 Pension Plans,” October 27, 2015. * SSGA, as of March 31, 2015. Passive management and the creation/redemption process can help minimize capital gains distributions. The information provided does not constitute investment advice and it should not be relied on as such. It should not be considered a solicitation to buy or an offer to sell a security. It does not take into account any investor’s particular investment objectives, strategies, tax status or investment horizon. You should consult your tax and financial advisor. GLD Shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each share will decline over time. Investing involves risk, and you could lose money on an investment in GLD. Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available here https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf
STATE STREET GLOBAL ADVISORS®

Capital Markets Capabilities
STATE STREET GLOBAL ADVISORS®

How ETFs Work: Creation/Redemption Process
ETF Provider
Underlying Securities
(In-kind transfer)
ETF Shares
Primary Market
Authorized Participant
Secondary Market
ETF Shares
Buyers
Stock Exchange
Sellers
Source: SPDR ETF Capital Markets Group.
The information contained above is for illustrative purposes only.
STATE STREET GLOBAL ADVISORS®

SPDR ETF Capital Markets — Buy Side Client Support
We provide SPDR ETF clients with the information that they need to make informed trading decisions
Education
Analytics
ETF Trading
Expertise
ETF Trading Expertise
Education
Analytics
Provide/deliver subject matter expertise on ETF Trading and Liquidity:
Enhance client execution experience process by offering insight to:
Provide analytical support for the asset allocation decision:
Traders
Product Structure
Pre-trade
Market Makers
Execution Strategies
Historical Block Execution
Product Sales Experts
Best Practices for Trading ETFs
Monthly Volume Analysis
Options Markets
Source: SPDR ETF Capital Markets Group.
The information contained above is for illustrative purposes only.
STATE STREET GLOBAL ADVISORS®

The ETF Liquidity Spectrum
Market Liquidity
Underlying
Securities
Public Market Center
Electronic Market Makers
Lead Market Makers
Sales and Trading Desks
Authorized Participants
Buyers and sellers are matched through an exchange
Provide liquidity in the secondary market
Primarily responsible for maintaining fair and orderly markets
Primarily responsible for covering institutional accounts
Create and Redeem shares directly with SPDR ETF Trust
13 Traditional Exchanges
50+ market makers who actively provide secondary market liquidity across the SPDR family of ETFs
Currently 8 LMM firms for our SPDR ETF family
There are currently 50+ AP’s for SPDR ETF family
Secondary Market
Primary Market
Source: SPDR ETF Capital Markets Group.
The information contained above is for illustrative purposes only.
STATE STREET GLOBAL ADVISORS®

Anatomy of an ETF Trade: SPDR Russell 2000 ETF (TWOK)
Client was looking for exposure to small-capitalization sector through our
SPDR Russell 2000 ETF ‘TWOK’
Pre-trade analysis (November 10, 2013)
30 Day ADV: 2,225 shares/$142,993 notional value
Average Spread: $0.18/27 bps
Availability of hedging instruments for dealers
Index Futures & Options
Swaps
Correlated instruments
TWOK US Equity 1) Actions 97) Settings 99) Feedback Page 1 Trade/Quote Recap
USD
2) Trade Recap 3) Quote Recap
From 11/11/13 13:40:00 Min Vol Cond
To 11/11/13 14:05:00 Price Range – High 65.78 Low 65.626
Time
BMMKR
E
Bid/Trd/Ask
E
*Size
AMMKR
Cond
14:04:48
Z
65.49/65.69
Z
12x60
14:04:48
T
65.49/65.69
Z
10x60
14:04:06
T
65.49/65.69
Z
10x50
14:04:04
D
65.68
6834.96
T,R6,IS
14:04:04
T
65.49/65.69
Z
10x60
14:04:04
Z
65.66
9.54
R6,IS
14:04:04
Z
65.66
35.36
R6,IS
14:04:04
T
65.49/65.69
P
10x10
Russell 2000 Basket Liquidity Profile
Asset Class: US Small Cap Equities
Basket 30 Day ADV: $9.9 B notional value
Basket Average Spread 25 bps
Execution Review (November 11, 2013)
TWOK traded 853,048 ($56 M notional) shares on the day
380x the ADV
Client executed 683,396 shares (~$44 M) at one price entry point by working with liquidity provider
Received a price of $65.68 which was down $0.01 from the current screen market
Source: SPDR ETF Capital Markets Group, Bloomberg. Past performance is not a guarantee of future results.
The information contained above is for illustrative purposes only.
There can be no assurance that a liquid market will be maintained for ETF shares.
STATE STREET GLOBAL ADVISORS®

Fixed Income ETFs
STATE STREET GLOBAL ADVISORS®

Premium/Discount Mechanics
The premium or discount of the ETF market price to the Net Asset Value (NAV) of the underlying basket will help drive the create/redeem process
ETF Creation Cost
ETF Premium to NAV
Arbitrage
Arbitrage
via
via creation
redemption
Portfolio Bid (NAV)
Portfolio Offer
ETF Bid/Offer
As the ETF decreases in value relative to the portfolio, arbitrageurs are incented to buy the ETF, redeem units in the ETF and sell the bonds for a profit
As the ETF increases in value relative to the portfolio, arbitrageurs are incented to aggregate bonds, create units in the ETF and sell the ETF for a profit
The information contained above is for illustrative purposes only.
STATE STREET GLOBAL ADVISORS®

ETF Liquidity versus Underlying
200bps
180bps
173
168
160bps
140bps
120bps
100bps
80bps
64
60bps
40
40bps
31
35
20bps
13
8
3
3
0bps
IPE
SCPB
FLRN
JNK
LWC
ETF Bid/Offer Spread** Underlying Bid/Offer Spread***
Index
Barclays US Govt. Inflation-Linked Bond Index
Barclays US 1–3 Year Corporate Bond Index
Barclays Investment Grade Floating Rate Index
Barclays High Yield Very Liquid Bond Index
Long Term US Corporate Index
SPDR ETF AUM*
$664.14M
$4.46B
$392.41M
$12.20B
$135.07M
Sources: * SSGA, as of March 31, 2016.
** Arcavision, as of March 31, 2016.
***Barclays, as of March 31, 2016.
Barclays Liquidity Cost Scores are used as approximations for underlying bid/offer spreads.
STATE STREET GLOBAL ADVISORS®

SPDR® Institutional Team Resources
STATE STREET GLOBAL ADVISORS®

Our Goal is to be your Dedicated ETF Resource
ETF Capital Markets
ETF Research & Analytics
SPDR Clients
SPDR AO Team
ETF Industry Events
ETF Partners
Fixed Income ETF Team
“AO” is an abbreviation of the term “Asset Owner”.
STATE STREET GLOBAL ADVISORS®

Appendix A: Standard Performance
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR Barclays Short Term Corporate Bond ETF (SCPB)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 12/16/2009
NAV 3/31/2016 0.85% 1.12% 1.12% 1.20% 1.26% 1.74% N/A 1.91%
Market Value 3/31/2016 0.63 1.03 1.03 1.09 1.24 1.72 N/A 1.93
Barclays US 1–3 Year Corporate Bond Index 3/31/2016 0.89 1.16 1.16 1.39 1.53 2.09 3.78% 2.46
Gross Expense Ratio: 0.12%
SPDR SSGA Ultra Short Term Bond ETF (ULST)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 10/9/2013
NAV 3/31/2016 0.33% 0.38% 0.38% 0.32% N/A N/A N/A 0.39%
Market Value 3/31/2016 0.29 0.28 0.28 0.27 N/A N/A N/A 0.36
Barclays US Treasury Bellwether 3 Month 3/31/2016 0.05 0.08 0.08 0.14 0.09% 0.09% 1.19% 0.09
Gross Expense Ratio: 0.20%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements.
It can be found in the fund’s most recent prospectus.
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR MSCI Emerging Markets Quality Mix ETF (QEMM)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 6/4/2014
NAV 3/31/2016 11.87% 5.85% 5.85% -11.80% N/A N/A N/A -8.04%
Market Value 3/31/2016 10.27 4.68 4.68 -12.48 N/A N/A N/A -8.33
MSCI Emerging Markets (EM) Quality Mix Index 3/31/2016 12.10 5.82 5.82 -11.40 N/A N/A N/A -7.03
Gross Expense Ratio: 0.30%
SPDR Barclays TIPS ETF (IPE)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 5/25/2007
NAV 3/31/2016 1.85% 4.61% 4.61% 1.21% -0.85% 2.97% N/A 4.60%
Market Value 3/31/2016 1.83 4.63 4.63 1.04 -0.86 2.95 N/A 4.59
Barclays Government Inflation-linked Bond Index 3/31/2016 1.88 4.67 4.67 1.38 -0.68 3.15 N/A 4.76
Gross Expense Ratio: 0.15%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements.
It can be found in the fund’s most recent prospectus.
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR Barclays High Yield Bond ETF (JNK)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 11/28/2007
NAV 3/31/2016 3.77% 2.22% 2.22% -7.34% -0.19% 3.26% N/A 4.65%
Market Value 3/31/2016 3.06 2.10 2.10 -7.08 -0.14 3.25 N/A 4.70
Barclays High Yield Very Liquid Index 3/31/2016 4.46 3.67 3.67 -4.26 1.45 4.70 N/A 7.16
Gross Expense Ratio: 0.40%
SPDR Barclays Long Term Corporate Bond ETF (LWC)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 3/10/2009
NAV 3/31/2016 5.23% 6.96% 6.96% -1.22% 4.26% 7.44% N/A 9.79%
Market Value 3/31/2016 5.52 7.31 7.31 -1.18 4.27 7.54 N/A 9.87
Barclays Long US Corporate Index 3/31/2016 5.16 6.83 6.83 -1.34 4.26 7.65 7.23% 10.96
Gross Expense Ratio: 0.12%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements.
It can be found in the fund’s most recent prospectus.
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR Barclays Investment Grade Floating Rate ETF (FLRN)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 11/30/2011
NAV 3/31/2016 0.24% 0.21% 0.21% 0.22% 0.52% N/A N/A 1.19%
Market Value 3/31/2016 0.24 0.07 0.07 0.08 0.24 N/A N/A 1.19
Barclays US Dollar Floating Rate Note <5 Years Index 3/31/2016 0.23 0.25 0.25 0.36 0.64 0.95 1.80 1.43
Gross Expense Ratio: 0.15%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund’s most recent prospectus.
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR Blackstone/GSO Senior Loan ETF (SRLN)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 4/4/2013
NAV 3/31/2016 2.02% 1.32% 1.32% -1.80% N/A N/A N/A 1.05%
Market Value 3/31/2016 1.99 1.43 1.43 -1.74 N/A N/A N/A 1.06
Markit iBoxx USD Liquid
Leveraged Loan Index (Primary Index) 3/31/2016 3.19 2.35 2.35 -2.13 1.11% 2.64% N/A 1.11
S&P/LSTA US Leveraged Loan 100 Index (Secondary Index) 3/31/2016 3.15 2.49 2.49 -2.14 1.15% 2.78% N/A 1.14
Gross Expense Ratio: 0.70%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance.
The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund’s most recent prospectus.
STATE STREET GLOBAL ADVISORS®

Standard Performance
SPDR MSCI ACWI Low Carbon Target (LOWC)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 11/25/2014
NAV 3/31/2016 7.24% 0.18% 0.18% -3.73% N/A N/A N/A -2.53%
Market Value 3/31/2016 7.26 0.33 0.33 -3.80 N/A N/A N/A -2.48
MSCI ACWI Low Carbon Target Index 3/31/2016 7.33 0.02 0.02 -4.23 N/A N/A N/A -2.84
Gross Expense Ratio: 0.30%
Net Expense Ratio: 0.20%*
SPDR Russell 2000 (TWOK)
Annualized
As of 1 Month QTD YTD 1 Year 3 Year 5 Year 10 Year Since Inception 07/08/2013
NAV 3/31/2016 7.99% -1.38% -1.38% -9.54% N/A N/A N/A 5.18%
Market Value 3/31/2016 8.02 -1.36 -1.36 -9.53 N/A N/A N/A 5.18
Russell 2000 Index 3/31/2016 7.98 -1.52 -1.52 -9.76 6.84% 7.20% 5.26% 5.11
Gross Expense Ratio: 0.12%
Source: spdrs.com, as of March 31, 2016.
Performance quoted represents past performance, which is no guarantee of future results. Investment return and principal value will fluctuate, so you may have a gain or loss when shares are sold. Current performance may be higher or lower than that quoted. All results are historical and assume the reinvestment of dividends and capital gains. Visit www.spdrs.com for most recent month-end performance. The market price used to calculate the Market Value return is the midpoint between the highest bid and the lowest offer on the exchange on which the shares of the Fund are listed for trading, as of the time that the Fund’s NAV is calculated. If you trade your shares at another time, your return may differ. It is not possible to invest directly in an index. Index performance does not reflect charges and expenses associated with the fund or brokerage commissions associated with buying and selling a fund. Index performance is not meant to represent that of any particular fund. The gross expense ratio is the fund’s total annual operating expenses ratio. It is gross of any fee waivers or expense reimbursements. It can be found in the fund’s most recent prospectus. *The Adviser has contractually agreed to waive its advisory fee and reimburse certain expenses, until January 31, 2017, so that the Net annual Fund operating expenses of the Fund will be limited to 0.20% of the Fund’s average daily net assets before application of any fees and expenses not paid by the Adviser under the Investment Advisory Agreement. Such fees and expenses paid by the Adviser are limited to certain direct operating expenses of the Fund and, therefore, do not include the Fund’s acquired fund fees and expenses, if any. The contractual fee waiver does not provide for the recoupment by the Adviser of any fees the Adviser previously waived. The Adviser may continue the waiver from year to year, but there is no guarantee that the Adviser will do so and after January 31, 2017, the waiver may be cancelled or modified at any time.
STATE STREET GLOBAL ADVISORS®

Appendix B: Delta One Vehicle Comparison
STATE STREET GLOBAL ADVISORS®

ETF versus CDX versus Swaps versus Futures
Product Basics Fixed Income ETFs Portfolio of cash bonds in ETF wrapper designed to replicate a cash bond index CDX Basket of the most liquid single name CDS (100 for HY; 125 for IG) Total Return Swap Economic Total Return of a specified bond index Futures Standardized contracts on various underlying assets
Structure Mainly 40 Act funds Derivative Derivative Listed Derivative
Interest Rate Risk YES NO YES YES
Cash Flows (long/short) Receives/Pay dividend payments and pay/receive expense ratio, earn lending fee/pay borrow cost Receive/pay quarterly premiums, pay/receive an upfront Pay/receive Par-default on any single name defaults Pay/receive quarterly financing, receive/pay total return Settled each day in the form of variation margin due to change in mark to market
Transaction Costs Bid/Ask Spreads, commissions, expense ratio, borrow costs Bid ask spread/roll costs Long exposure pays funding costs, bid/ask spreads Exchange, Clearinghouse, NFA & FCM Fees, roll costs
Liquidity Primary (Create/Redeem process) and secondary market liquidity Highly Liquid OTC; dealer market Depending on underlying asset class Very liquid to moderate/low liquidity range
Expiration/Maturity Perpetual 5 Year Tenors, new series every 6 months Set at initiation, customized Quarterly or Monthly
Rebalance/Roll Typically monthly rebalance A new series of an index is created every 6 months Typically short maturities with no roll Quarterly or Monthly
Counterparty Risk Exchange traded Swap Counterparty/Central Counter Parties Swap Counterparty Clearinghouse (CPP)
Documentation No documentation required FIA ISDA Give Up Agreement, FIA ISDA addendum, CDEA to allow for trading cleared products ISDA for Bi-lateral trading ISDA Futures Customer Agreement & Addendum (OTC Clearing)
Margin Requirements Subject to Reg T Initial Margins vary and daily mark to market Bilateral contracts Margin set by counterparties Margin set by exchanges based on hedge or speculation FCM has discretion to charge a multiple of exchange requirement
Source: Bloomberg Finance, L.P., Markit, CME, Goldman Sachs, SSGM as of December 31, 2015. There can be no assurance that a liquid market will be maintained for ETF shares.
STATE STREET GLOBAL ADVISORS®
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Appendix C: Structured Funds Comparison
STATE STREET GLOBAL ADVISORS®

Structured Funds Comparison

Structured Funds

	Exchange Traded Funds (ETFs)			Exchange Traded Commodities (ETCs)		Exchange Traded Notes (ETNs) and Currency ETFs (ETCs)
	Full Replication	**Representative Sampling**	**Synthetic Replication**	**Commodity Trusts**	**Futures Based Commodity ETCs**	
Description	All of the index's securities are purchased in their respective weights	A subset of physical securities that closely resembles the index	Represent a derivative contract with a bank or other counterparty	Physical commodities held by most Trusts	Track commodity indices of futures contracts on physical commodities	Seeks to provide returns indexed to various market benchmarks
Ownership	Shares represent fractional ownership of assets held	Shares represent fractional ownership of assets held	A total return swap contract that represents the contractual right plus collateral or other assets that can provide returns of the underlying index	Shares represent fractional ownership of assets held	Asset backed bonds, fully collateralized	Senior, unsecured, unsubordinated debt, issued by an underlying bank
Regulatory Structure	Open Ended Fund under Investment Company Act of 1940, UCITS Structure or other local regulated structure			Grantor Trusts under Securities Action of 1933	Open Ended Commodity Funds under Securities Exchange Act of 1934 or offshore legal structure (e.g., Cayman, Mauritius, Virgin Island structures)	Debt obligations registered under the Securities Act of 1933 offshore legal structure (e.g., Cayman, Mauritius, Virgin Island structures)
Benefits	• Closely tracks the return of the index • Transparent • Clarity of ownership	• Reduces operating cost and capital necessary from not owning every security in the index • Transparent • Clarity of ownership	• Provide lower cost of operation • May offer access to assets that cannot be fully replicated	Typically backed by physical commodity. Avoid the risk and cost of holding physical commodities.	• ETCs track commodities —not commodity countries — and enable investors to gain exposure to commodities without trading futures or taking physical delivery • Wide product choice	Offer easy access to hard-to-reach assets such as currencies and countries that impose limits on foreign investment
Limitations	• Can have higher costs due to trading costs • Not all asset classes can be covered	• Securities may fail to track the index resulting in tracking error • Not all asset classes can be covered	• Risk of rehypothetication of collateralized assets • Credit risk • Counterparty risk • Reduced transparency (uncertainty of holdings)	Normally cannot directly redeem shares for underlying bullion or precious metals	Typical high tracking error due to contango and backwardation related to futures, leading to losses from rolling futures contracts in contagoed markets and gains in backwardated markets	• Not secured debt; there is no principal protection • ETNs do no pay interest and the issuer is subject to default risk • Credit rating risk

Source: SSGA as of December 2015.

STATE STREET GLOBAL ADVISORS

33

Appendix D: Important Disclosures
STATE STREET GLOBAL ADVISORS®

Important Disclosures
FOR INVESTMENT PROFESSIONAL USE ONLY. Not for use with the public.
The views expressed are the current views of the State Street Global Advisors Intermediary Business Group through the period of September 30, 2015, only and are subject to change based on market and other conditions. These views should not be relied upon as investment advice, as securities recommendations, or as an indication of trading intent on behalf of any State Street investment product. It does not take into account any investors particular investment objectives, strategies, tax status or investment horizon. We encourage you to consult your tax or financial advisor. Individual securities mentioned are for illustrative purposes only and may not be relied upon as investment advice or as an indication of trading intent on behalf of any State Street product.
All information has been obtained from sources believed to be reliable, but its accuracy is not guaranteed. The trademarks and service marks referenced herein are the property of their respective owners. Third party data providers make no warranties or representations of any kind relating to the accuracy, completeness or timeliness of the data and have no liability for damages of any kind relating to the use of such data.
Information represented in this piece does not constitute legal, tax, or investment advice. Investors should consult their legal, tax, and financial advisors before making any financial decisions.
Important Risk Information:
This document may contain certain statements deemed to be forward-looking statements. All statements, other than historical facts, contained within this document that address activities, events or developments that SSGA expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by SSGA in light of its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances, many of which are detailed herein. Such statements are subject to a number of assumptions, risks, uncertainties, many of which are beyond SSGA’s control. Please note that any such statements are not guarantees of any future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
Investing involves risk including the risk of loss of principal.
ETFs trade like stocks, are subject to investment risk, fluctuate in market value and may trade at prices above or below the ETFs net asset value.
Brokerage commissions and ETF expenses will reduce returns. Frequent trading of ETFs could significantly increase commissions and other costs such that they may offset any savings from low fees or costs. While the shares of ETFs are tradable on secondary markets, they may not readily trade in all market conditions and may trade at significant discounts in periods of market stress
Diversification does not ensure a profit or guarantee against loss.
Risk associated with equity investing include stock values which may fluctuate in response to the activities of individual companies and general market and economic conditions.
STATE STREET GLOBAL ADVISORS®

Important Disclosures
Bonds generally present less short-term risk and volatility than stocks, but contain interest rate risk (as interest rates rise bond prices usually fall); issuer default risk; issuer credit risk; liquidity risk; and inflation risk. These effects are usually pronounced for longer-term securities. Any fixed income security sold or redeemed prior to maturity may be subject to a substantial gain or loss.
The value of the debt securities may increase or decrease as a result of the following: market fluctuations, increases in interest rates, inability of issuers to repay principal and interest or illiquidity in debt securities markets; the risk of low rates of return due to reinvestment of securities during periods of falling interest rates or repayment by issuers with higher coupon or interest rates; and/or the risk of low income due to falling interest rates. To the extent that interest rates rise, certain underlying obligations may be paid off substantially slower than originally anticipated and the value of those securities may fall sharply. This may result in a reduction in income from debt securities income.
Government bonds and corporate bonds generally have more moderate short-term price fluctuations than stocks, but provide lower potential long-term returns.
Increase in real interest rates can cause the price of inflation-protected debt securities to decrease. Interest payments on inflation-protected debt securities can be unpredictable.
Passive management and the creation/redemption process can help minimize capital gains distributions. There can be no assurance that a liquid market will be maintained for ETF shares.
Passively managed funds invest by sampling the index, holding a range of securities that, in the aggregate, approximates the full Index in terms of key risk factors and other characteristics. This may cause the fund to experience tracking errors relative to performance of the index.
Investing in REITs involves certain distinct risks in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while mortgage REITs may be affected by the quality of credit extended. REITs are subject to heavy cash flow dependency, default by borrowers and self-liquidation. REITs, especially mortgage REITs, are also subject to interest rate risk (i.e., as interest rates rise, the value of the REIT may decline).
Companies with large market capitalizations go in and out of favor based on market and economic conditions. Larger companies tend to be less volatile than companies with smaller market capitalizations. In exchange for this potentially lower risk, the value of the security may not rise as much as companies with smaller market capitalizations.
Investments in small/mid-sized companies may involve greater risks than in those of larger, better known companies.
Investments in Senior Loans are subject to credit risk and general investment risk. Credit risk refers to the possibility that the borrower of a Senior Loan will be unable and/or unwilling to make timely interest payments and/or repay the principal on its obligation. Default in the payment of interest or principal on a Senior Loan will result in a reduction in the value of the Senior Loan and consequently a reduction in the value of the Portfolio’s investments and a potential decrease in the net asset value (“NAV”) of the Portfolio.
Investing in high yield securities, otherwise known as “junk bonds”, is considered speculative and involves greater risk of loss of principal and interest than investing in investment grade fixed income securities. These lower-quality debt securities involve greater risk of default or price changes due to potential changes in the credit quality of the issuer.
Actively managed ETFs do not seek to replicate the performance of a specified index. These investments may have difficulty in liquidating an investment position without taking a significant discount from current market value, which can be a significant problem with certain lightly traded securities.
STATE STREET GLOBAL ADVISORS®

Important Disclosures
Actively managed funds may underperform its benchmarks. An investment in the fund is not appropriate for all investors and is not intended to be a complete investment program. Investing in the fund involves risks, including the risk that investors may receive little or no return on the investment or that investors may lose part or even all of the investment.
Non-diversified funds that focus on a relatively small number of securities tend to be more volatile than diversified funds and the market as a whole.
Although subject to the risks of common stocks, low volatility stocks are seen as having a lower risk profile than the overall markets. However, a portfolio comprised of low volatility stocks may not produce investment exposure that has lower variability to changes in such stocks’ price levels.
Certain funds employ a “quality” style of investing emphasizes companies with high returns, stable earnings, and low financial leverage. This style of investing is subject to the risk that the past performance of these companies does not continue or that the returns on “quality” equity securities are less than returns on other styles of investing or the overall stock market.
Certain funds employ a “value” style of investing that emphasizes undervalued companies with characteristics for improved valuations, which may never improve and may actually have lower returns than other styles of investing or the overall stock market.
Convertible securities generally provide yields higher than the underlying stocks, but generally lower than comparable non-convertible securities, in exchange for limited upside potential.
Issuers of convertible securities may not be as financially strong as those issuing securities with higher credit ratings and may be more vulnerable to changes in the economy. Other risks associated with convertible bond investments include: Call risk which is the risk that bond issuers may repay securities with higher coupon or interest rates before the security’s maturity date; liquidity risk which is the risk that certain types of investments may not be possible to sell the investment at any particular time or at an acceptable price; and investments in derivatives, which can be more sensitive to sudden fluctuations in interest rates or market prices, potential illiquidity of the markets, as well as potential loss of principal.
Investments in asset backed and mortgage backed securities are subject to prepayment risk which can limit the potential for gain during a declining interest rate environment and increases the potential for loss in a rising interest rate environment.
Risks associated with investing in the natural resources sector include; large price volatility due to non-diversification and concentration in natural resources companies.
Derivative investments may involve risks such as potential illiquidity of the markets and additional risk of loss of principal.
Commodities investing entail significant risk as commodity prices can be extremely volatile due to wide range of factors. A few such factors include overall market movements, real or perceived inflationary trends, commodity index volatility, international, economic and political changes, change in interest and currency exchange rates.
Investing in futures is highly risky. Futures positions are considered highly leveraged because the initial margins are significantly smaller than the cash value of the contracts. The smaller the value of the margin in comparison to the cash value of the futures contract, the higher the leverage.
There are a number of risks associated with futures investing including but not limited to counterparty credit risk, currency risk, derivatives risk, foreign issuer exposure risk, sector concentration risk, leveraging and liquidity risks.
STATE STREET GLOBAL ADVISORS®

Important Disclosures
Foreign investments involve greater risks than US investments, including political and economic risks and the risk of currency fluctuations, all of which may be magnified in emerging markets.
Investing in commodities entails significant risk and is not appropriate for all investors.
Important Information Relating to SPDR Gold Trust (“GLD®”):
The SPDR Gold Trust (“GLD®”) has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents GLD has filed with the SEC for more complete information about GLD and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov or by visiting spdrgoldshares.com. Alternatively, the SPDR Gold Trust or any authorized participant will arrange to send you the prospectus if you request it by calling 866.320.4053.
GLD is not an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) and is not subject to regulation under the Commodity Exchange Act of 1936 (the “CEA”). As a result, shareholders of the Trust do not have the protections associated with ownership of shares in an investment company registered under the 1940 Act or the protections afforded by the CEA.
GLD shares trade like stocks, are subject to investment risk and will fluctuate in market value. The value of GLD shares relates directly to the value of the gold held by GLD (less its expenses), and fluctuations in the price of gold could materially and adversely affect an investment in the shares. The price received upon the sale of the shares, which trade at market price, may be more or less than the value of the gold represented by them. GLD does not generate any income, and as GLD regularly sells gold to pay for its ongoing expenses, the amount of gold represented by each Share will decline over time. Investing involves risk, and you could lose money on an investment in GLD.
Please see the GLD prospectus for a detailed discussion of the risks of investing in GLD shares. The GLD prospectus is available here. https://www.spdrs.com/library-content/public/SPDR_GOLD%20TRUST_PROSPECTUS.pdf
Intellectual Property Disclosure
The Standard & Poor’s indices are registered trademarks of Standard & Poor’s Financial Services LLC.
The MSCI Emerging Markets Index is a trademark of MSCI Inc.
Standard & Poor’s, S&P and SPDR are registered trademarks of Standard & Poor’s Financial Services LLC (S&P); Dow Jones is a registered trademark of Dow Jones Trademark Holdings LLC (Dow Jones); and these trademarks have been licensed for use by S&P Dow Jones Indices LLC (SPDJI) and sublicensed for certain purposes by State Street Corporation. State Street Corporations financial products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and third party licensors and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability in relation thereto, including for any errors, omissions, or interruptions of any index.
Barclays is a trademark of Barclays, the investment banking division of Barclays Bank PLC (“Barclays”) and has been licensed for use in connection with the listing and trading of the SPDR Barclays ETFs. The products are not sponsored by, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of investing in them.
STATE STREET GLOBAL ADVISORS®

Important Disclosures
Distributor: State Street Global Markets, LLC is the distributor for all registered products on behalf of the advisor. SSGA Funds Management has retained GSO Capital Partners as the sub-advisor.
Distributor: State Street Global Markets, LLC, member FINRA, SIPC, a wholly owned subsidiary of State Street Corporation. References to State Street may include State Street Corporation and its affiliates. Certain State Street affiliates provide services and receive fees from the SPDR ETFs. ALPS Distributors, Inc., a registered broker-dealer, is distributor for SPDR S&P 500, SPDR S&P MidCap 400 and SPDR Dow Jones Industrial Average, and all unit investment trusts. ALPS Portfolio Solutions Distributor, Inc. is distributor for Select Sector SPDRs. ALPS Distributors, Inc. and ALPS Portfolio Solutions Distributor, Inc. are not affiliated with State Street Global Markets, LLC
Before investing in any SPDR ETFs, consider the funds investment objectives, risks, charges and expenses. To obtain a prospectus or summary prospectus which contains this and other information, call 1-866-787-2257 or visit www.spdrs.com. Read it carefully.
Not FDIC Insured — No Bank Guarantee — May Lose Value
© 2016 State Street Corporation — All Rights Reserved Tracking Code: IBG-1940 Expiration date: 7/31/16
STATE STREET GLOBAL ADVISORS®

SPDR® GOLD TRUST has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the Trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Trust or any Authorized Participant will arrange to send you the prospectus if you request it by calling toll free at 1-866-320-4053 or contacting State Street Global Markets, LLC, One Lincoln Street, Attn: SPDR® Gold Shares, 30th Floor, Boston, MA 02111.